Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Saleen Automotive, Inc.

We have audited the accompanying combined balance sheets of Saleen Automotive, Inc. and SMS Signature Cars (the "Company"), as of March 31, 2013 and 2012, and the related combined statements of operations, stockholders' deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Saleen Automotive and SMS Signature Cars as of March 31, 2013 and 2012, and the results of their combined operations and cash flows the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has suffered recurring losses, utilized significant cash in operations, and has a stockholders’ deficit In addition, at a significant amount of the Company’s notes payable are in default. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the combined financial statements. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg and Company

Los Angeles, California

June 27, 2013

Saleen Automotive, Inc. and SMS Signature Cars
Combined Balance Sheets
	March 31,
	2013	2012

ASSETS
Current Assets
Cash	$4,434	$6,779
Cash held in trust by related party	175,000	—
Accounts receivable, net	5,352	—
Inventory	538,224	317,109
Prepaid expenses and other current assets	23,483	—
Total Current Assets	746,493	323,888

Long Term Assets
Property, plant and equipment, net	340,219	421,001
Other assets	37,358	37,358
TOTAL ASSETS	$1,124,070	$782,247

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$666,782	$778,676
Accounts Payable - related parties	709,267	227,543
Current portion of notes payable	1,044,074	1,021,325
Current portion of notes payable to Related Parties	360,500	176,500
Payroll Taxes Payable	246,075	96,153
Accrued Interest on Notes Payable	318,836	228,309
Customer Deposits	942,859	863,020
Other Current Liabilities	433,706	269,622
Total Current Liabilities	4,722,099	3,661,148

Notes payable, net of current portion	550,258	576,220
Total Liabilities	5,272,357	4,237,368

Stockholders' Deficit
SMS Signature Cars (California corporation)
Common stock; no par; 1,000,000 shares authorized as of
March, 31, 2013 and 2012, respectively; 1,000,000 shares
issued and outstanding as of March 31, 2013 and 2012, respectively	—	—
Saleen Automotive, Inc. (Florida corporation)
Common stock; $0.0001 par value; 200,000,000 shares authorized as of March, 31, 2013 and 2012, respectively; 102,692,076 and
93,012,435 shares issued and outstanding as of March 31, 2013 and 2012, respectively	10,269	9,301
Additional paid in capital	4,584,976	2,290,994
Accumulated deficit	(8,743,532)	(5,755,416)
Total Stockholders' Deficit	(4,148,287)	(3,455,121)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,124,070	$782,247

See accompanying notes which are an integral part of the combined financial statements.

Saleen Automotive, Inc. and SMS Signature Cars
Combined Statements of Operations

	For the Twelve Months Ended
	March 31, 2013	March 31, 2012

Revenue
Vehicles and parts	$1,453,030	$1,173,494
Design services	1,245,985	—
Total revenue	2,699,015	1,173,494

Costs of good sold
Vehicles and parts	1,320,061	1,075,542
Design services	859,541	—
Total Costs of Good Sold	2,179,602	1,075,542

Gross Margin	519,413	97,952

Operating expenses

Research and development	23,277	94,895
Sales and marketing	302,669	52,475
General and administrative	2,871,483	2,633,316
Depreciation	80,892	80,475
Total operating expenses	3,278,321	2,861,161

Loss from operations	(2,758,908)	(2,763,209)

Interest expense	(225,046)	(150,350)
Gain (Loss) on settlement of payables	(4,162)	10,000

Net Loss	($2,988,116)	($2,903,559)

See accompanying notes which are an integral part of the combined financial statements.

Saleen Automotive, Inc. and SMS Signature Cars Combined Statements of Stockholders’ Deficit

	Saleen Automotive, Inc.		SMS Signature Cars
	Common Stock $0.0001 Par		Common Stock No Par		Combined Additional	Combined Accumulated Deficit	Combined Stockholders’ Deficit
	Number	Amount	Number	Amount	Paid In Capital
Balance, March 31, 2011	—	$—	1,000,000	$—	$—	$(2,851,857)	$(2,851,857)
Shares issued to Founders	88,086,000	8,808			—	—	8,808
Shares issued for cash	4,826,435	483			2,266,004	—	2,266,487
Shares issued for services	100,000	10			24,990	—	25,000
Net loss for the year	—	—			—	(2,903,559)	(2,903,559)
Balance, March 31, 2012	93,012,435	9,301	1,000,000		2,290,994	(5,755,416)	(3,455,121)
Shares issued for cash	7,549,143	755			1,606,318	—	1,607,072
Shares issued for services	85,498	9			21,368	—	21,377
Shares issued for interest on loan	400,000	40			99,960	—	100,000
Shares issued in settlement of related party payables	145,000	15			36,236	—	36,251
Shares issued as employment condition	500,000	50			124,950	—	125,000
Shares issued for in-kind contribution of automobile	1,000,000	100			249,900	—	250,000
Value of founders shares transferred in settlement of payables					155,250	—	155,250
Net loss for the year						(2,988,116)	(2,988,116)
Balance, March 31, 2013	102,692,076	$10,269	1,000,000	$—	$4,584,976	$(8,743,532)	$(4,148,287)

See accompanying notes which are an integral part of the combined financial statements.

Saleen Automotive, Inc. and SMS Signature Cars
Combined Statements of Cash Flows
	Twelve Months Ended March 31
	2013	2012

Cash flows from operating activities
Net loss	$(2,988,116)	$(2,903,559)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	80,892	80,475
Loss (gain) on settlement of payables	4,162	(10,000)
Shares issued for services	21,377	25,000
Shares issued for interest on loan	100,000	—
Value of founders shares transferred in settlement of related party payables	155,250	—
Shares issued as employment condition	125,000	—
Note payable issued for services	47,749	—
Changes in working capital:
(Increase) Decrease in cash held in trust account	(175,000)	—
(Increase) Decrease in accounts receivable	(5,352)	12,758
(Increase) Decrease in inventory	28,886	41,534
(Increase) Decrease in prepaid expenses	(23,482)	—
Increase (Decrease) in accounts payable	(111,894)	(29,716)
Increase (Decrease) in accounts payable to related parties	481,724	111,874
Increase (Decrease) in accrued liabilities	235,538	136,492
Increase (Decrease) in customer deposits	79,839	234,838
Increase (Decrease) in other liabilities	164,084	—
Net cash used in operating activities	(1,779,345)	(2,300,304)
Cash flows from investing activities
Purchases of property, plant and equipment	(110)	—
Proceeds from sale of property and equipment	—	33,876
Net cash from investing activities	(110)	33,876
Cash flows from financing activities
Proceeds from notes payable from related parties	275,000	16,000
Principal payments on notes payable	(104,962)	(20,466)
Proceeds from issuance of common stock	1,607,072	2,275,295
Net cash from financing activities	1,777,110	2,270,830
Net increase (decrease) in cash	(2,345)	4,402
Cash at beginning of period	6,779	2,377
Cash at end of period	$4,434	$6,779

(continued)

Saleen Automotive, Inc. and SMS Signature Cars Combined Statements of Cash Flows (continued)

	Twelve Months Ended March 31
	2013	2012
Supplemental schedule of non-cash investing and financing activities:
Issuance of common stock to settle accounts and notes payable	$36,251
Issuance of common stock for automotive asset	$250,000	—
Supplemental disclosures of cash flow information:
Cash paid during the period for
Interest	$32,100	$36,863
Income taxes	$—	$—

See accompanying notes which are an integral part of the combined financial statements.

Saleen Automotive, Inc. and SMS Signature Cars

Notes to Combined Financial Statements

Years Ended March 31, 2013 and 2012

NOTE 1 – NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

SMS Signature Cars (“SMS”) was incorporated in California on July 31, 2008 (“SMS”). SMS’s initial capital consisted of 1,000,000 shares of no par value common stock. SMS produces high performance automobiles and sells automotive aftermarket parts. Steve Saleen owns 100% of the stock of this company.

Saleen Automotive, Inc. (“SAI”) was incorporated as Saleen Electric Automotive, Inc. in Florida on July 21, 2011. SAI’s initial capital consisted of 200,000,000 shares of $.0001 par value common stock. On April 26, 2012, SAI changed its name to Saleen Automotive, Inc. SAI was formed by Steve Saleen and four investors to raise funds to launch Steve Saleen branded battery electric vehicles and electric charging stations for electric vehicles in the US and worldwide.

As of March 31, 2013 and 2012, Steve Saleen held all of the stock of SMS, and 58.15% and 64.21%, respectively, of the outstanding stock of SAI. Since the incorporation of these companies, Steve Saleen has controlled both. The accompanying financial statements include the activity of the SMS and SAI on a combined basis. Intercompany transactions have been eliminated.

The Company develops, manufactures and sells high-performance cars built from base chassis’ of Ford Mustangs, Chevrolet Camaros, and Dodge Challengers, as well as exotic sports cars. We are a low volume specialist vehicle design, engineering and manufacturing company focusing on the mass customization of OEM American Sports Cars and the production of high performance USA-engineered premium sports and racing cars. Saleen-branded products include a complete line of upgraded muscle cars, performance cars, automotive aftermarket specialty parts and lifestyle accessories. We are also developing a next-generation American supercar along with hybrid and zero-emission vehicles for commercial applications and consumer markets.

SMS and SAI are collectively referred to as “the Company” or as “Saleen Automotive, Inc.” unless reference is made to the individual SMS or SAI entity.

Going Concern

The Company’s combined financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred an accumulative loss of $8,743,532 since inception. In addition, the Company had a stockholders' deficit of $4,148,287 as of March 31, 2013, and as of that date, the Company is delinquent in payment of $246,075 of payroll taxes and $1,000,312 of outstanding notes payable are in default. The cash resources of the Company are insufficient to meet its planned business objectives without additional financing. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At March 31, 2013, the Company had cash on hand in the amount of $4,434. Management expects that the current funds on hand, along with the available funds in the trust account described below, will be sufficient to continue operations for the next two months. Management is currently seeking additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, no assurance can be given that any future financing will be available or, if available, and that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing.

Subsequent to March 31, 2013, the Company obtained a $500,000 secured bridge loan which was converted when the Company issued $3,000,000 of its senior secured convertible notes. The Company realized $2,500,000 net cash proceeds upon the closing of the capital raising transaction. See Note 11.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Among other things, management has estimated the collectability of its accounts receivable and the valuation of long lived assets. Actual results could differ from those estimates.

Fair value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s financial statements.

Financial instruments consist principally of cash, accounts payable and accrued liabilities, and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Cash held in trust by related party

During the year ended March 31, 2013, the Company instituted a policy of having new investor funds held a trust account at Michaels Law Group, a law firm owned by a shareholder and board member. Funds held in trust are released as requested by the Company by agreement of a management committee. As of March 31, 2013, $175,000 of funds were held in trust by Michaels Law Group.

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure trade receivables are not overstated due to uncollectability. For the most part, the company generally requires advance payments for cars and credit card payments for parts. As a result, the Company had no allowance for doubtful accounts amounts at March 31, 2013 and 2012, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis. Inventories consist primarily of parts for both resale and conversion of automotive chassis. The Company will typically buy the automobile chassis of the vehicle to be converted from the dealer placing the order and then modify the vehicle as ordered. The Company typically has no finished goods inventory as the Company builds to order.

	March 31, 2013	March 31, 2012

Parts and work in process	$288,224	$317,109
S7 Supercar held for sale	250,000	—
Total inventories	$538,224	$317,109

The S7 supercar is pledged as security for a note payable. (see notes 4 and 9)

Long-lived Assets and Intangible Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

The Company had no such asset impairments at March 31, 2013 or 2012. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Revenue Recognition

Sales of Performance Cars and Parts

The Company generates revenues primarily from the sale of performance automobiles and parts. The Company recognizes revenue from the sale of completed performance cars and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectability is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

The Company determines whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs upon acceptance by the customer when the Company places the cars or products with the buyer’s carrier. The Company regularly reviews its customers’ financial positions to ensure that collectability is reasonably assured. Except for warranties, the Company has no post-sales obligations.

Contract Revenue and Cost Recognition on Design Services

During the year ended March 31, 2013, the Company completed a contract a with a major Hollywood movie producer to develop and manufacture working replicas of high performance racing “supercars” that are to be featured in a new movie. The Company recognizes revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion. This method is used because management considers costs to be the best available measure of progress on its contracts. Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion. The Company also recognizes as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated. As of March 31, 2013 or 2012, there were no contracts in progress.

Warranty Policy

The Company provides a three-year or 36,000 mile New Vehicle Limited Warranty with every Saleen 302 and 302SC Mustang, Saleen 570 Challenger, and Saleen 620 Camaro performance vehicle. We provide a one-year or 12,000 miles New Vehicle Limited Warranty with every Saleen 351 Mustang, Saleen 570X Challenger, and Saleen 620X Camaro performance vehicle. The vehicle limited warranty applies to installed parts and/or assemblies in new Saleen performance cars. All of the unaltered parts are covered under the original full warranty of the OEM manufacturer of the base vehicles (Ford, Chevrolet, and Dodge). The Company has not experienced significant claims under its warranty policy, and management determined no accrual for warranty reserve was necessary at March 31, 2013 or 2012.

Concentrations

During the year ended March 31, 2013, the Company completed a contract a with a major Hollywood movie producer to develop and manufacture working replicas of high performance racing “supercars” that are to be featured in a new movie. The Company realized $1,245,985 of revenues from the contract which represents 46% of the Company’s total revenues during the year ended March 31, 2013.

Business Segments

The Company has one business segment that is converting automobiles into high performance vehicles.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology. Research and development costs were $23,277 and $94,895 during the years ended March 31, 2013 and 2012 and were expensed as incurred.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company established a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Common Stock and Common Stock Warrants

 The Company uses the fair value recognition provision of ASC 718, “Stock Compensation,” which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of any equity instruments on the grant date.

At March 31, 2013 and 2012, respectively, the Company had no common stock options or warrants for common stock outstanding.

The Company also uses the provisions of ASC 505-50, “Equity Based Payments to Non-Employees,” to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50.

At March 31, 2013 and 2012, respectively, the Company used the fair value of the services rendered to record certain exchanges of stock for services and an automotive asset.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. The cost of property and equipment is depreciated or amortized on the straight-line method over the following estimated useful lives:

Computer equipment and software 3 years

Furniture 3 years

Machinery 3-5 years

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

NOTE 2 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at March 31 of the year indicated:

	2013	2012
Tooling	$384,293	$387,167
Plant & Equipment	121,186	118,439
Leasehold improvements	129,402	129,165
Total, cost	634,881	634,771
Accumulated Depreciation and Amortization	(294,662)	(213,770)
Total Fixed Assets	$340,219	$421,001

Depreciation expense for the years ended March 31, 2013 and 2012 was $80,892 and $80,475, respectively.

NOTE 3 – NOTES PAYABLE

Notes payable are comprised as follows:	March 31, 2013	March 31, 2012

Senior secured note payable to a bank, guaranteed by the U.S. Small Business Administration and personally guaranteed by Steve Saleen, payable in monthly installments of $5,300, including interest at a rate of 6% per annum payable monthly, through November 19,2019	$582,258	$608,220
Subordinated secured bonds payable, interest at 6% per annum payable at various maturity dates, currently in default (1)	414,500	414,500

Subordinated secured note payable, interest at 10% per annum, payable December 16, 2010, currently in default (2)	105,312	105,312

Subordinated secured note payable, interest at 10% per annum payable March 31, 2009, in default as of March 31, 2012, current as of March 31, 2013 (3)	124,513	149,513

Subordinated secured note payable for legal services rendered, non interest bearing, payable on October 25, 2013 (4)	47,749	—
Unsecured notes payable, interest at 10% per annum payable on various dates from July 31 to March 31, 2010, currently in default (5)	320,000	320,000
Total notes payable	$1,594,332	$1,597,545
Less: current portion of notes payable	(1,044,074)	(1,021,325)
Notes payable, net of current portion	$550,258	$576,220

(1)	Bonds issued on December 1, 2008, 2009 and 2010, payable in full upon one year from issuance. The Bonds accrue interest at 6% per annum and are secured by the real and personal property of SMS Signature Cars As of March 31, 2011, 2012 and 2013, respectively, the bonds were in default due to non-payment.

(2)	Note payable issued on December 16, 2010 due in full on December 16, 2011. The note accrues interest at 10% per annum and is secured by three vehicles owned by SMS Signature Cars. The note was in default at March 31, 2012 and 2013 due to non payment.

(3)	Note payable issued on October 3, 2008 due in full on March 31, 2009. The note accrues interest at 10% per annum and was secured by one vehicle owned by SMS Signature Cars. The note was in default at March 31, 2011 and 2012 due to non payment. On June 14, 2013, the Company entered into a Settlement Agreement and Mutual General Release whereby the Company cancelled this note and issued a new unsecured 6% interest bearing note payable for $120,748 (including $15,436 accrued interest), due (a) $34,772 on June 18, 2013, (b) $42,988 on July 17, 2013, and (c) $42,988 on August 19, 2013.

(4)	Non-interest bearing note payable dated January 25, 2013 due in full on October 25, 2013 or earlier upon the occurrence of certain events that had not occurred as of March 31, 2013. The note is secured by interest in certain intellectual property of Saleen Automotive, Inc.

(5)	Unsecured notes issued on various dates ranging from July 2008 to March 2009 with amounts due in full on various dates ranging from July 2009 to March 2010. The notes accrue interest at 10% per annum. The notes were in default at March 31, 2011, 2012 and 2013, respectively, due to non payment.

Total interest expense was $163,578 and $136,742 for the years ended March 31, 2013 and 2012, respectively. As of March 31, 2013 and 2012, $231, 683 and $202,624, respectively, of interest on notes payable remains unpaid.

The Company is required to make the following payments over the next five years and beyond:

Year Ending March 31,
2014	$996,326
2015	32,000
2016	32,000
2017	32,000
2018	32,000
Thereafter	470,006
$1,594,332

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties are as follows:

	March 31, 2013	March 31, 2012
Subordinated secured bonds payable, interest at 6% per annum payable at various maturity dates, currently in default (1)	$63,000	$63,000
Note payable to a shareholder of Saleen Automotive, Inc. secured by S7 Supercar automobile, interest at 10% per annum payable quarterly, due May 23, 2013. (2)	$200,000	—
Unsecured note payable to a shareholder, interest at 10% per annum payable March 10, 2013. (3)	—	16,000
Unsecured note payable to a shareholder, interest at 10% per annum payable at various maturity dates, currently in default. (4)	37,500	37,500
Unsecured note payable to a shareholder, interest at 10% per annum payable at various maturity dates, currently in default. (5)	60,000	60,000
Total notes payable, related parties	$360,500	$176,500

(1)	Bonds issued to a shareholder on December 1, 2008, 2009 and 2010, payable in full upon one year from issuance. The Bonds accrue interest at 6% per annum and are secured by the real and personal property of SMS Signature Cars. As of March 31, 2011, 2012 and 2013, respectively, the bonds were in default. Subsequent to March 31, 2013. On May 22, 2013, the Company entered into a Settlement Agreement and Mutual General Release by cancelling this $63,000 bond, a related note for $37,500, and $34,500 of accrued interest of by issuing a new unsecured non interest bearing note payable for $135,000. The Company is required to make payments of $5,000 on or before June 3, 2013 and $10,000 each on or before July 31, 2013, October 31, 2013 and December 31 2013. The Company also issued 140,000 shares of stock in conjunction with this Agreement.

(2)	Note payable issued to a shareholder on May 3, 2012 with an original amount of $250,000 and original maturity date of July 3, 2012, which was extended to May 2013. Interest was payable with 100,000 shares of Common Stock with 33,333 due each month the principal was unpaid beyond the maturity date. The Company issued a total of 400,000 shares of Common Stock related to interest in conjunction with this note. The note was secured by a vehicle owned by SMS Signature Cars. In May 2013, the note was paid off with proceeds from a $500,000 bridge loan (Note 11).

(3)	Note payable issued to a shareholder on March 12, 2012 in original amount of $16,000 and maturity date of March 12, 2013. This note was settled through the issuance of 65,000 shares of common stock on June 30, 2012.

(4)	Notes payable to a related party issued at various dates ranging from September 2008 to August 2010 for total original principal of $37,500 with amounts due in full on various dates ranging from September 2009 to March 2011. The notes accrued interest at 10% per annum and were in default at March 31, 2011 and2012, respectively, due to non payment. On May 21, 2013, the Company entered into a Settlement Agreement and Mutual General Release ("Agreement") by cancelling this note and related bonds in the principal amount of $63,000 by issuing a new unsecured non interest bearing note payable in the amount of $135,000 due and payable in full on April 1, 2014. The Company also issued 50,000 shares of stock in conjunction with this Agreement to this related party.

(5)	Unsecured note payable to a related party issued on November 3, 2008 for original principal of $60,000 with interest bearing at 10% per annum and due in full on February 10, 2009. The note was in default at March 31, 2011, 2012 and 2013, respectively, due to non payment. On May 22, 2013, the Company entered into a Settlement Agreement and Mutual General Release by cancelling this note and issuing a new unsecured non interest bearing note payable for $35,000. The Company is required to make payments of $5,000 on or before June 3, 2013 and $10,000 each on or before July 31, 2013, October 31, 2013 and December 31, 2013. The Company also issued 140,000 shares of stock in conjunction with this Agreement.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the years ended March 31, 2013 and 2012, we incurred $340,000 and $226,250, respectively, in officers’ salary expense due our Director, Chairman and CEO, Mr. Steve Saleen. As of March 31, 2013 and 2012, the balances of $300,000 and $60,000, respectively, were payable to Mr. Saleen for his officers’ salary. Effective March 31, 2013, Mr. Saleen agreed to defer the $300,000 of unpaid salary for payment until April 1, 2014.

During the years ended March 31, 2013 and 2012, we incurred $297,842 and $134,675, respectively, in CFO services and accounting fees expense with Miranda & Associates, a firm owned by our Director and CFO, Mr. Robert Miranda. As of March 31, 2013 and 2012, the balances of $167,222 and $69,675, respectively, were payable to Miranda & Associates for these services. Effective March 31, 2013, Miranda & Associates and Mr. Miranda agreed to defer the $167,322 of unpaid fees for payment until April 1, 2014.

During the years ended March 31, 2013 and 2012, we incurred $341,452 and $18,399, respectively, in General Counsel services and legal fees expense with Michaels Law Group, a firm owned by our Director and General Counsel, Mr. Jonathan Michaels. As of March 31, 2013 and 2012, the balances of $242,045 and $97,868, respectively, were payable to Michaels Law Group for these services. Effective March 31, 2013, Michaels Law Group and Mr. Michaels agreed to defer the $242,045 of unpaid fees for payment until April 1, 2014.

The amounts of accounts payable to related parties as of March 31, 2013 and 2012 are as follows:

Related Party	March 31, 2013	March 31, 2012
Steve Saleen	$300,000	$60,000
Miranda & Associates	167,222	69,675
Michaels Law Group	242,045	97,868
Totals	$709,267	$227,543

During the year ended March 31, 2012, we incurred $529,449 in salary expense with Alexander Bafer, a shareholder, for his services as vice president of business development.

During the years ended March 31, 2013 and 2012, we incurred $315,750 and $324,936, respectively, in consulting fees with shareholders for marketing, business development, engineering, business management, and financial advisory services. The amounts incurred with these related parties are as follows:

Related Party	March 31, 2013	March 31, 2012
Gerald Parker Greentech Consulting Alexander James LLC Michael Kadie Anthony Lanham Brian Black RAV Marketing, LLC	$ - 62,750 130,000 - 10,000 13,000 100,000	$ 121,565 - - 55,266 83,305 64,800 -
Totals	$315,750	$324,936

The $130,000 consulting fee incurred with Alexander James, LLC during the year ended March 31, 2013, was initially recorded as a related party note payable and then subsequently settled by the transfer of a net 621,000 founders’ share from founders Brian Black and Anthony Lanham. (See Note 7)

NOTE 6 – INCOME TAXES

As of March 31, 2013 and 2012, the combined companies had net operating loss carry forwards for income tax reporting purposes of approximately $8,290,000 and $5,717,000 respectively that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. The utilization of the losses is also limited by the fact that the combined Companies file on a separate basis and losses on one cannot offset profits on the other. Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carry forwards, as the Company believes based on the Company's past operations that there is no evidence or assurance that the carry forwards will be utilized. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

	March 31, 2013	March 31, 2012
Deferred income tax asset:
Net operating loss carryforward	$3,316,000	$2,287,000
Valuation allowance	(3,316,000)	(2,287,000)
Net deferred income tax asset	$—	$—

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	March 31, 2013	March 31, 2012
Tax expense at the U.S. statutory income tax	(34.0)%	(34.0)%
State tax net of federal tax benefit	(5.8)%	(5.8)%
Increase in the valuation allowance	39.8%	39.8%
Effective tax rate	—%	—%

The Company is primarily subject to U.S. federal and state income tax. As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its tax liabilities and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of March 31, 2013 and 2012, respectively.

Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change within the next twelve months. The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of March 31, 2013 and 2012.

NOTE 7– SHAREHOLDERS’ EQUITY

SMS Signature Cars was incorporated in California on July 31, 2008 and issued 1,000,000 shares of no par value stock to its sole shareholder, Steven Saleen.

Saleen Automotive, Inc. was incorporated in Florida on July 21, 2011 at which time it issued 88,086,000 shares of common stock to its founders. The Company has been raising capital through a Private Placement Memorandum under the provisions of Regulation D of the US Securities and Exchange Commission. During the year ended March 31, 2013, the Company raised $1,607,072 through the issuance of 7,549,143 shares of its common stock.

During the year ended March 31, 2013, the Company issued 1,000,000 shares of its common stock in exchange for an automobile valued at $250,000, or $0.25 per share. During the year ended March 31, 2013, the Company issued 1,130,498 shares of its common stock in exchange for interest on a related party note, settlement of claims, payment of loans, and professional services. These shares were valued at $0.25 based on management’s estimate of value of the common shares issued. During the year ended March 31, 2013, 621,000 founders shares were transferred from two of the founders to a third founder in payment of $142,205 of related party payables. These founders share transfers were valued at $155,250 based on management’s estimate of value of the common shares issued and reflected as a cost and as a contribution of additional paid in capital in the accompanying financial statements.

During the year ended March 31, 2012, the Company raised $2,266,487 through the issuance of 4,826,435 of its shares of common stock. During the year ended March 31, 2012, the Company issued 100,000 shares of its common stock to a related party for accounting and CFO services. These shares were valued at $0.25 per share based on management’s estimate of value.

The Company had no warrants, options, or convertible debt outstanding at March 31, 2013 or March 31, 2012, respectively.

NOTE 8 – COMMITMENTS AND CONTINGINCIES

Facilities Leases

The Company rents two buildings totaling approximately 76,000 square feet on triple net leases through January, 2018. The current rent is $20,336 per month. The current lease amendment provides for an annual escalation of 3% in the rent each February. Past rent will be made up with the payment of an additional $5,300 for 20 months starting in June, 2013.

The future minimum rental payments required under the non-cancelable operating leases described above as of March 31, 2013 and 2012 are as follows:

Years ending March 31:	Lease Commitment
2014	$ 597,548
2015	615,154
2016	583,671
2017	599,689
2018	512,172

Employment Agreements

In August, 2011, the Company entered into an Employment Agreement with Steve Saleen under which he is compensated at the rate of $20,000 per month. Steve Saleen has deferred all payments otherwise due under the agreement. Employer payroll taxes have been accrued for the compensation liability.

Litigation

The Company is involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Except for income tax contingencies (commencing April 1, 2009), the Company records accruals for contingencies to the extent that the management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred.

The Company is currently a party to the several legal proceedings related to claims for payment that are currently accrued for in the financial statements as accounts or notes payable. Other legal proceedings that are pending as of March 31, 2013 are described as follows:

SMS Signature Cars is a defendant in a case filed on November 28, 2011 in the U.S. District Court in Massachusetts that alleges breach of contract related to a vehicle dispute. The case seeks $75,000 of damages, plus legal fees and costs of litigation. The Company believes that the case is without merit and the outcome is uncertain at the present time.

SMS Signature Cars is a defendant in a case filed on April 13, 2012, in the California Superior Court, Riverside County, that claims breach of contract related to an engine installed by a third party vendor. The suit claims $200,000 in damages plus interest, legal fees and costs of litigation. The Company has filed a cross complaint against the third party vendor for breach of warranty, negligence, and indemnification. The Company believes that the case is without merit and the outcome is uncertain at the present time.

The Company is a defendant in a case filed on February 11, 2013, in the Texas District Court, Lampass County, that claims breach of contract related to an engine installed by a third party vendor. The suit claims $52,237 in damages plus interest, legal fees and costs of litigation. The Company believes that the case is without merit and the outcome is uncertain at the present time.

SMS Signature Cars is a defendant in a case filed on April 13, 2012, in the California Superior Court, Napa County, that claims breach of contract related to a vehicle dispute. The suit claims $25,586 in damages plus interest, legal fees and costs of litigation. The Company believes that the case is without merit and the outcome is uncertain at the present time.

NOTE 9 – SUBSEQUENT EVENTS

Merger Agreement

On May 23, 2013, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into by Saleen Automotive, Inc. (“Saleen Automotive”) and SMS Signature Cars (“SMS” and together with Saleen Automotive, “SALEEN”), and Steve Saleen (“Saleen Entities”) with W270, Inc. (“W270”), a publicly traded Nevada development stage company, and its wholly-owned subsidiaries, Saleen California Merger Corporation and Saleen Florida Merger Corporation.

On June 26, 2013, (a) Saleen California Merger Corporation merged with and into SMS and SMS became a wholly-owned subsidiary of W270; (b) Saleen Florida Merger Corporation merged with and into Saleen Automotive and Saleen Automotive became a wholly-owned subsidiary of W270; (c) holders of the outstanding capital stock of Saleen Automotive received shares of W270’s Super Voting Preferred Stock in accordance with the exchange ratio for the Merger and holders of the outstanding capital stock of SMS received no consideration for their shares in the Merger; and (d) approximately 93% of the beneficial ownership of W270’s shares of common stock (on a fully-diluted basis) are owned, collectively, by Steve Saleen and the former holders of the outstanding capital stock of Saleen Automotive. On June 17, 2013, W270, Inc. changed its name to Saleen Automotive, Inc.

On June 26, 2013, pursuant to a Securities Purchase Agreement, the Company issued senior secured convertible notes, having a total principal amount of $3,000,000, to accredited investors. The Notes were issued in a private placement, exempt from the Securities Act registration requirements, to purchasers who are accredited investors. The Notes will pay 3.0% interest per annum with a maturity of 4 years. No cash interest payments will be required, except that accrued and unconverted interest shall be due on the maturity date and on each conversion date with respect to the principal amount being converted, provided that such interest may be added to and included with the principal amount being converted.

Each Note is convertible at any time into common stock at a specified conversion price, which will initially be $0.075 per share The Note conversion price is subject to specified adjustments for certain changes in the numbers of outstanding shares of the Company's common stock, including conversions or exchanges of such. If the Company's shares are issued, except in specified exempt issuances, for consideration which is less than the then existing Note conversion price, then such conversion price will be reduced by full ratchet anti-dilution adjustments that will reduce the conversion price to equal the price in the dilutive issuance, regardless of the size of the dilutive issuance.

The proceeds of the convertible notes will provide funds to carry forward our business plan. As of the date of the merger, and accounting for the capital raise transaction, approximately 70% of the beneficial ownership of the Company's shares of common stock (on a fully-diluted basis) are owned, collectively, by Steve Saleen and the former holders of the outstanding capital stock of Saleen Automotive.

Steve Saleen entered into an Assignment and License Agreement (the “Assignment and License Agreement”) with W270, wherein he contributed certain intellectual property that relates to the “Saleen” brand name and related rights which were owned by him to the Company, license to the Company the right to use his image, signature, full name, voice, biographical materials, likeness, and goodwill associated with the “Saleen” brand, and assigned to the Company all shares of the capital stock of SMS Retail – Corona, a California corporation, and Saleen Automotive Show Cars, Inc., a Michigan corporation. In exchange for entering into the Assignment and License Agreement, the Company issued to Steve Saleen, 341,943 shares of the Super Voting Preferred Stock of the Company, which will be automatically converted upon the Company’s consummation of a 1-for-2.63870 reverse stock split, into 16,200,469 common shares of the Company, representing approximately 26.41% of the outstanding shares of the Company’s common stock.

Bridge Loan from related parties

On May 8, 2013, W-Net Fund I, L.P. (“W-Net”) and Verdad Telecom, Inc. (“Verdad”), the two largest existing stockholders of W270 (the “Lenders”), and SMS, Saleen Automotive and Steve Saleen (collectively, “Borrower”), entered a Bridge Loan and Security Agreement pursuant to which the Lenders loaned to Borrower an aggregate of $500,000 and Borrower issued to the Lenders Secured Promissory Notes. Following an event of default, the Secured Promissory Notes accrue interest at 10% per annum and had a maturity date of June 15, 2013. Borrower’s obligations under the Secured Promissory Notes were secured by a first priority security interest, subject to certain existing indebtedness, on all of SMS’ and Saleen Automotive’s assets, including the Companys S7 automobile. Borrower’s obligations under the Secured Promissory Notes were also guaranteed by Steve Saleen. Borrower’s failure to pay when due amounts payable under the Secured Promissory Notes, its failure to observe any covenants under the bridge loan documents, a breach of its representations and warranties made pursuant to the bridge loan documents or its undergoing a bankruptcy or insolvency proceeding constituted an event of default. Upon the occurrence of an event of default, the Lenders could declare all obligations under the Secured Promissory Notes due and payable and could foreclose on the collateral securing such obligations. During such 60-day period, Borrow had the right to otherwise satisfy such deficiency. Upon the consummation of the capital raise transaction on June 26, 2013, the obligations outstanding under the Secured Promissory Notes converted into Notes in the same principal amounts outstanding pursuant to the capital raise transaction.

Settlement of Defaulted Related Party Notes Payable

The Company had an outstanding bond payable in the amount of $63,000 and an unsecured note payable in the amount of $37,500 to a related party. On May 21, 2013, the Company entered into a Settlement Agreement and Mutual General Release ("Agreement") by cancelling this $63,000 bond, a related note for $37,500, and $34,500 of accrued interest of by issuing a new unsecured non interest bearing note payable for $135,000 due and payable in full on April 1, 2014. The Company also issued 50,000 shares of stock in conjunction with this Agreement to this related party.

The Company had a note payable to a related party issued on November 3, 2008 for original principal of $60,000 with interest bearing at 10% per annum and due in full on February 10, 2009. The note was in default at March 31, 2011, 2012 and 2013, respectively, due to non payment. On May 22, 2013, the Company entered into a Settlement Agreement and Mutual General Release by cancelling this note and issuing a new unsecured non interest bearing note payable for $35,000. The Company is required to make payments of $5,000 on or before June 3, 2013 and $10,000 each on or before July 31, 2013, October 31, 2013 and December 31, 2013. The Company also issued 140,000 shares of stock in conjunction with this Agreement.

The Company had a note payable in the amount of $124,512 issued on October 3, 2008 due in full on March 31, 2009. The note accrues interest at 10% per annum and was secured by one vehicle owned by SMS Signature Cars. The note was in default at March 31, 2011 and 2012 due to non payment. Subsequent to March 31, 2013, the Company entered into a Settlement Agreement and Mutual General Release whereby the Company cancelled this note and issued a new unsecured non interest bearing note payable for $140,000 due in full on or before June 17, 2013. Management is negotiating an extension of this note.

The Company had a note payable in the amount of $105,312 issued on October 3, 2008 due in full on March 31, 2009. The note accrues interest at 10% per annum and was secured by one vehicle owned by SMS Signature Cars. The note was in default at March 31, 2011 and 2012 due to non payment. On June 14, 2013, the Company entered into a Settlement Agreement and Mutual General Release whereby the Company cancelled this note and issued a new unsecured 6% interest bearing note payable for $120,748 (including $15,436 accrued interest), due (a) $34,772 on June 18, 2013, (b) $42,988 on July 17, 2013, and (c) $42,988 on August 19, 2013.

The Company had a $200,000 note payable secured by an S7 Supercar automobile issued on May 3, 2012 due in full on May 23, 2013. The note accrues interest quarterly in the form of 100,000 shares of common stock of Saleen Automotive, Inc. a Florida corporation. The note was paid in full on May 8, 2013, from the proceeds of the Bridge Loan from W-Net and Verdad.

Common shares issued for services to Related Parties

On May 12, 2013, the Company issued 500,000 shares of its common stock each to two of its new directors, a total of 1,000,000 shares, in payment of director fees for future service on the board. The total value of these shares is $250,000 based on a per share value of $0.25.

On June 10, 2013, the Company issued 150,000 shares of its common stock to a new employee as a condition of employment. The total value of these shares is $37,500 based on a per share value of $0.25.

On June 17, 2013, the Company issued 25,000 shares of its common stock to an employee in payment of employee expenses. The total value of these shares is $6,250 based on a per share value of $0.25.

On June 17, 2013, the Company issued 942,924 shares of its common stock to an information technology service provider in payment of future services. The total value of these shares is $235,731 based on a per share value of $0.25.